4 Times Square 151 W 42nd Street, 19th Floor New York, NY 10036 T +1 212 372 1000 F +1 212 372 1001 www.rsmus.com December 29, 2025 Securities and Exchange Commission Washington, D.C. 20549 Commissioners: We have read Mid Penn Bancorp, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on December 29, 2025, and we agree with such statements concerning our firm.